                                   Exhibit 8(c)


            WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                                April 25, 2001
Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 8 to the registration statement on Form S-6 for Separate Account C of Paragon Life Insurance Company (File No. 33-67970). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND ASBILL & BRENNAN LLP

                            By:  /s/Stephen E. Roth
                                    ---------------------------
                                    Stephen E. Roth